Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

CONFIDENTIAL SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”), is entered into by and between Wolfspeed, Inc. (“Wolfspeed”) and Charles & Colvard, Ltd. (“C&C”). Wolfspeed and C&C are referred to collectively herein as the “Parties” and each a “Party”.

RECITALS

A.        On July 13, 2023, Wolfspeed filed an arbitration demand with the American Arbitration Association (“AAA”) against C&C seeking damages for C&C’s failure to purchase from Wolfspeed Silicon Carbide material that it had previously contracted to purchase under the parties’ December 12, 2014, Exclusive Supply Agreement, as amended (the “Supply Agreement”) An arbitration hearing was held in that matter from September 30 through October 2, 2024 (the “Arbitration”).

B.         On December 6, 2024, the arbitral panel issued an interim award finding that Wolfspeed was the prevailing party in the arbitration, and awarding Wolfspeed a sum of $3,296,974.28 in compensatory damages, prejudgment interest, and attorneys’ fees and costs. The panel declined to include any [***] in its interim award and instructed Wolfspeed not to include any attorneys’ fees related to its alleged expectation damages or its expert witness fees and expenses in its petition for fees and costs. The panel further found C&C was obligated to pay all fees and expenses paid or due to the AAA related to the arbitration. In its order, the panel directed Wolfspeed to file a petition for its attorneys’ fees and costs on or before January 6, 2025.

C.          On December 11, 2024, C&C issued a press release and submitted a Form 8-K to the Securities and Exchange Commission, reporting the interim award (the “Disclosure”).
D.         On December 13, 2024, Wolfspeed sought a ruling from the panel as to whether the interim award was covered by the Parties’ Stipulated Protective Order.
E.          On December 26, 2024, the arbitral panel ruled that the interim award was not covered by the Parties’ Stipulated Protective Order, and to the extent the interim award is disseminated in the future, it is to be redacted in the manner set out by C&C. The panel further clarified that the applicable prejudgment interest rate is 12% per annum.
F.          On January 6, 2025, Wolfspeed filed a fee petition seeking $611,305.78 in attorneys’ fees and $102,042.65 in costs. Thereafter, C&C filed a responsive submission objecting to these amounts of fees and costs.
G.        Wolfspeed contends, and C&C denies, that the interim award is covered by Paragraph 15(e) of the Supply Agreement, as well as the Parties’ December 12, 2014, non- disclosure agreement.

H.        The Parties desire to settle their dispute regarding the confidentiality of the interim award, the appropriate amount of attorneys’ fees and costs, and to establish a mutually agreed structure and schedule for C&C’s payment of sums awarded to Wolfspeed in this arbitration, through this Settlement Agreement pursuant to the express terms and conditions set forth herein.

I.            The Parties desire to enter into this Settlement Agreement as a means of avoiding the costs of further litigation and of fully, fairly, and finally resolving existing or potential disputes between the Parties.
J.           The Parties acknowledge and agree that each Party is receiving reasonably equivalent value in exchange for and has received substantial new value for entering into this Settlement Agreement and performing their respective obligations contemplated hereunder, and the transfers contemplated herein are made to be a contemporaneous exchange for new value.
NOW, THEREFORE, in consideration of the mutual undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees as follows:
1.          Incorporation of Recitals. Each of the recitals set forth above is fully incorporated into and made a part of this Settlement Agreement. Without limitation, each Party hereby acknowledges and agrees that such recitals are true and correct and form the basis for, and are a material part of, this Settlement Agreement.

2.           Consideration. The Parties acknowledge that each of them is providing and receiving valuable consideration in the form of the mutual covenants and agreements set forth herein.
3.           Parties’ Obligations; Covenants. As obligations under this Settlement Agreement, the Parties agree that:
(a)         As soon as practicable, but, in any event no later than one day after the Effective Date of this Settlement Agreement, C&C shall pay to Wolfspeed $500,000.00 via wire transfer using the instructions attached as Exhibit 1.
(b)          No later than February 28, 2025, C&C shall pay to Wolfspeed $1,834,105.
(c)          On  or  before  December  31,  2025,  C&C  shall  pay  to  Wolfspeed $2,437,095.89 (the “Final Settlement Payment”). The Final Settlement Payment shall be made using the same wire instructions included in paragraph 3(a), unless Wolfspeed or its counsel provides alternative wire instructions to C&C in advance of the payment

(d)         C&C will be solely responsible for and will arrange to promptly pay in full all invoices that the AAA has issued or may in the future issue to C&C or Wolfspeed for costs of the Arbitration;

(e)          Confidentiality. The Parties mutually agree not to disclose, and to protect against and prevent disclosure of, the arbitral panel’s interim award or any final award in this matter, provided however, that nothing in this provision shall prevent a Party from making any disclosures that may be required by applicable securities regulations or law or applicable listing standards, or from communicating the terms of the interim or final award to their legal counsel, tax advisors, and accountants. Further, this confidentiality provision does not prevent either Party from disclosing any information about the interim award that is already public, including any information included in the Disclosure other than the prejudgment interest rate set forth in the Disclosure, which the Parties agree and acknowledge has been amended to 12%. C&C further agrees to disclose to Wolfspeed any draft press release it intends to make related to the interim or final award or the Arbitration. The Parties agree that any violation of this confidentiality provision shall result in the violating Party paying liquidated damages to the other Party in the amount of $100,000.00 per violation. The Parties agree and acknowledge that they have existing non-disclosure and confidentiality obligations to one another, which are not affected by this agreement.

(f)          Lien on C&C’s Assets. In order to provide Wolfspeed appropriate security for the payment of the Final Settlement Payment, C&C agrees to grant Wolfspeed a lien on C&C’s assets for the full amount of the Final Settlement Payment. Promptly, but in any event within two (2) business days of full payment by C&C of the Final Settlement Payment, Wolfspeed shall release any lien rights conferred herein or otherwise held by Wolfspeed and file a UCC-3 termination statement with the North Carolina Secretary of State, terminating any UCC-1 Wolfspeed holds with respect to C&C’s assets. Notwithstanding the foregoing, Wolfspeed shall not unreasonably refuse to execute, or cause to be executed, a subordination agreement and any other documents or agreements reasonably requested by C&C’s or any of C&C’s affiliates’ lenders (other than a mezzanine lender) from time to time with respect to the payment of the Final Settlement Payment and any lien held by Wolfspeed.

(g)         Covenant Not to Sue. Except for actions to enforce the terms of this Settlement Agreement, the Parties covenant and agree not to bring any claims against each other or the other Released Parties (as defined herein) regarding the matters settled, released and dismissed herein.

(h)        Final Award. The Parties will jointly inform the AAA Panel in writing that they will consent to entry of a Final Award in substantially the same form as the interim award, but reflecting a prejudgment interest rate of 12% and noting that the parties have executed this Settlement Agreement to address the payment of attorneys’ fees, ongoing confidentiality, and timing of payments from C&C to Wolfspeed. The Parties will jointly cooperate with the AAA to finalize the award and close the file. For the avoidance of doubt, C&C’s payment obligation to Wolfspeed arises solely out of this Settlement Agreement, rather than any award entered by the arbitral panel.

4.           Releases.
(a)        C&C, on behalf of itself and its current, former and future members, agents, representatives, assigns, employees, managers, officers, directors, affiliates, subsidiaries, partners, predecessors, and successors hereby forever releases and discharges Wolfspeed and Wolfspeed’s respective current, former and future members, agents, representatives, assigns, employees, managers, officers, directors, affiliates, subsidiaries, shareholders, partners, investors, predecessors, and successors (collectively, the “Wolfspeed Released Parties”) from any and all pending and potential claims, counterclaims, crossclaims, demands, actions, causes of action, damages, obligations, suits or proceedings, rights, defenses, affirmative defenses, losses, costs, attorneys’ fees, expenses and all liabilities and compensation of any nature whatsoever and of any kind or character, whether known, unknown, suspected, unsuspected, fixed, contingent, liquidated, unliquidated, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, arising out of or related to the Arbitration between the Parties, the Supply Agreement, or the Disclosure.

(b)         Wolfspeed, on behalf of itself and its current, former and future members, agents, representatives, assigns, employees, managers, officers, directors, affiliates, subsidiaries, partners, predecessors, and successors hereby forever releases and discharges C&C and C&C’s respective current, former and future members, agents, representatives, assigns, employees, managers, officers, directors, affiliates, subsidiaries, shareholders, partners, investors, predecessors, and successors (collectively, the “C&C Released Parties”) (Together the Wolfspeed Released Parties and the C&C Released Parties are the “Released Parties”) from any and all pending and potential claims, counterclaims, crossclaims, demands, actions, causes of action, damages, obligations, suits or proceedings, rights, defenses, affirmative defenses, losses, costs, attorneys’ fees, expenses and all liabilities and compensation of any nature whatsoever and of any kind or character, whether known, unknown, suspected, unsuspected, fixed, contingent, liquidated, unliquidated, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, arising out of or related to the Arbitration between the Parties, the Supply Agreement, or the Disclosure.

5.          Conditions Precedent. This Settlement Agreement shall become effective and binding upon the Parties as of the date above first written when all of the following events and conditions shall have occurred (the “Effective Date”):

(a)          each Party shall have fully executed, delivered and released its signature page to this Settlement Agreement to the other Party.

6.          Notice. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such mail is received as indicated in such return receipt or (ii) delivery by a nationally recognized overnight courier, one (1) business day after deposit with such courier. Any notice or request under this Settlement Agreement shall be given to any Party to this Settlement Agreement at such Party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under this Section 6:

If to Wolfspeed:

Melissa Garrett, General Counsel
4600 Silicon Drive
Durham, NC 27703
Melissa.garrett@wolfspeed.com

with a copy to

Katten Muchin Rosenman LLP
Attn: Rebecca K. Lindahl
615 S. College Street, Suite 1700
Charlotte, NC 28202
rebecca.lindahl@katten,com

If to C&C:
Charles & Colvard, Ltd.
170 Southport Drive
Morrisville, North Carolina 27560
Attn: Legal
Email: legal@charlesandcolvard.com

with a copy to:

Wyrick Robbins Yates & Ponton, LLP
Samuel A. Slater, Esq.
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Email: sslater@wyrick.com
7.           Miscellaneous.

(a)         Confidentiality of Settlement Agreement. The terms and conditions of this Settlement Agreement are confidential between the Parties and shall not be disclosed to any other party except as may be necessary to effectuate its terms, provided however, that nothing in this provision shall prevent a Party from making any disclosures that may be required by applicable securities regulations or law or applicable listing standards. Further this provision shall not prevent a Party from communicating the terms of the Settlement Agreement to its legal counsel, tax advisors, accountants, and consultants in connection with the performance of services for such Party, or to a Party’s lenders, affiliates’ lenders, and prospective strategic partners, in connection with due diligence activities, provided that such Party first advises such persons of the confidentiality provisions of this Settlement Agreement and secures those persons’ agreement not to communicate, discuss, disclose, or publish the terms and conditions of this Settlement Agreement.

(b)        The Supply Agreement. For the avoidance of doubt, the Parties acknowledge that the Supply Agreement is no longer in force or effect and that neither Party has any obligation to the other under the Supply Agreement, other than any obligation, which by the Supply Agreement’s express terms, survives the termination or expiration thereof.

(c)         Governing Law/Choice of Venue/Consent to Jurisdiction/Waiver of Jury Trial. This Settlement Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of North Carolina, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than those of the State of North Carolina. Each Party agrees to the exclusive jurisdiction of the AAA with respect to any claim or cause of action arising under or relating to this Settlement Agreement. Each party waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS SETTLEMENT AGREEMENT.

(d)      Severability; Counterparts; Facsimile Signatures. If any provision of this Settlement Agreement is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Settlement Agreement which shall be given effect so far as possible. This Settlement Agreement may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Settlement Agreement by facsimile transmission or e-mail (in .pdf or similar format) shall be as effective as delivery of a manually executed counterpart hereof, shall be treated as an original signature for all purposes of this Settlement Agreement and shall be fully effective to bind such party to the terms of this Settlement Agreement.

(e)          Further Assurances. Each Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required to effectuate fully the intent of this Settlement Agreement.

(f)         Successors and Assigns; No Third Party Beneficiaries. This Settlement Agreement shall be binding upon all Parties to this Settlement Agreement, and their heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of all Parties to this Settlement Agreement, and to their successors and assigns. The Parties may not assign, delegate or transfer this Settlement Agreement or any of the rights or obligations under this Settlement Agreement unless by the Parties’ written consent; provided however, that either party may assign this Settlement Agreement without the other’s consent in the case of a reorganization, merger, consolidation, or sale of all or substantially all of its assets. No rights are intended to be created under this Settlement Agreement for the benefit of any third party donee, creditor or incidental beneficiary of any Party.

(g)         Authority to Settle and Compromise Claims. The Parties represent and warrant to each other that: (a) they have the legal capacity and authority to enter into this Settlement Agreement and authorized signatories have signed this Settlement Agreement on their behalf, and (b) this Settlement Agreement constitutes the voluntary, legal, valid and binding obligation of said Party.

(h)         No Admission of Liability. The Parties acknowledge, covenant and agree that this Settlement Agreement is the result of a compromise and shall never at any time for any purpose be construed as an admission by the Parties of any liability or responsibility to any other Party, or to any other person or entity except as provided herein.

(i)         Acknowledgement of Counsel. Each Party acknowledges that it was represented by counsel. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Settlement Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Settlement Agreement shall be interpreted in a reasonable manner to affect the intent of the Parties hereto. No Party shall have any term or provision construed against such party solely by reason of such Party having drafted the same.

(j)          Headings and Captions. The captions in this Settlement Agreement are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Settlement Agreement and shall not affect the meaning or interpretation of this Settlement Agreement.

(k)         Counterparts. This Settlement Agreement may be executed via facsimile or email and in any number of counterparts, all of which taken together shall constitute one agreement. For purposes of enforceability, a copy of this fully executed Settlement Agreement shall have the same authority as an executed original document.

(l)        Entire Agreement; Modification. This Settlement Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing signed by each Party. No provision of this Settlement Agreement may be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by an agreement in writing signed by each Party.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, intending to be bound, each of the undersigned has executed this Settlement Agreement as of the date indicated.

WOLFSPEED, INC.

By:	/s/ Melissa Garret
Name:	Melissa Garrett
Its:	SVP, General Counsel - Legal
Date:	February 7, 2025

CHARLES & COLVARD, LTD.

By:	/s/ Don O’Connell
Name:	Don O’Connell
Its:	President & CEO
Date:	February 7, 2025